
<ARTICLE> UT
<LEGEND>
THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE TECO
ENERGY, INC. CONSOLIDATED BALANCE SHEETS, CONSOLIDATED STATEMENTS OF INCOME AND
CONSOLIDATED STATEMENTS OF CASH FLOWS AND IS QUALIFIED IN ITS ENTIRETY BY
REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<CIK> 0000350563
<NAME> TECO ENERGY, INC.
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               DEC-31-1999
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                        3,135
<OTHER-PROPERTY-AND-INVEST>                        492
<TOTAL-CURRENT-ASSETS>                             532
<TOTAL-DEFERRED-CHARGES>                           310
<OTHER-ASSETS>                                     221
<TOTAL-ASSETS>                                   4,690
<COMMON>                                           127
<CAPITAL-SURPLUS-PAID-IN>                          260
<RETAINED-EARNINGS>                              1,086
<TOTAL-COMMON-STOCKHOLDERS-EQ>                   1,473
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<LONG-TERM-DEBT-NET>                             1,178
<SHORT-TERM-NOTES>                                   0
<LONG-TERM-NOTES-PAYABLE>                            0
<COMMERCIAL-PAPER-OBLIGATIONS>                     814
<LONG-TERM-DEBT-CURRENT-PORT>                      154
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                         31
<LEASES-CURRENT>                                     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                   1,040
<TOT-CAPITALIZATION-AND-LIAB>                    4,690
<GROSS-OPERATING-REVENUE>                        1,983<F1>
<INCOME-TAX-EXPENSE>                                87
<OTHER-OPERATING-EXPENSES>                       1,559
<TOTAL-OPERATING-EXPENSES>                       1,559
<OPERATING-INCOME-LOSS>                            424<F2>
<OTHER-INCOME-NET>                                (12)<F3>
<INCOME-BEFORE-INTEREST-EXPEN>                     412
<TOTAL-INTEREST-EXPENSE>                           124<F4>
<NET-INCOME>                                       186<F5>
<PREFERRED-STOCK-DIVIDENDS>                          0
<EARNINGS-AVAILABLE-FOR-COMM>                      186<F5>
<COMMON-STOCK-DIVIDENDS>                           169
<TOTAL-INTEREST-ON-BONDS>                           46
<CASH-FLOW-OPERATIONS>                             382
<EPS-BASIC>                                       1.42<F6>
<EPS-DILUTED>                                     1.42<F6>

<F1>Revenues from continuing operations are after $11.9 million of deferred revenues at Tampa Electric Company, and include a $7.9 million pretax benefit of deferred revenues recognized related to the charge for tax settlements under the then current regulatory agreement. Discontinued operations had no revenues for the period.
<F2>From continuing operations. Includes a $7.9 million pretax benefit of deferred revenues recognized related to the charge for tax settlements under the then current regulatory agreement.
<F3>Other income includes $20 million to recognized certain charges that were unusual and nonrecurring in nature.
<F4>Interest expense includes $9 million of interest expense related to certain income tax settlements that were unusual and nonrecurring in nature.
<F5>Net income includes a $2.5 million loss after tax from discontinued
operations, $12.3 million on the disposal of discontinued operations and $21.1 million after tax of certain charges that were unusual and nonrecurring in nature.
<F6>EPS includes a 2-cent per share loss from discontinued operations, an
11-cent per share loss on the disposal of discontinued operations and a 15-cent per share charge from charges that were unusual and non-recurring in nature.

